Exhibit 10.5

NOTES INTERCREDITOR AGREEMENT

THIS NOTES INTERCREDITOR AGREEMENT is dated as of February 15, 2012, among CITIBANK, N.A., as Credit Agreement Agent, each Other First Priority Lien Obligations Agent from time to time party hereto, each in its capacity as First Lien Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Second Priority Collateral Agent, each collateral agent for any Future Second Lien Indebtedness from time to time party hereto, each in its capacity as Second Priority Agent and CITIBANK, N.A., as Common Collateral Agent.

A. WHEREAS, Taminco Global Chemical Corporation, a Delaware corporation (the “Issuer”) (i) is party to the Credit Agreement dated as of February 15, 2012 (as the same may be amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Taminco Intermediate Corporation, a Delaware corporation (“Holdings”), the Issuer, the lenders party thereto from time to time, Citibank, N.A., as administrative agent, and the other parties thereto, and (ii) may become a party to Other First Priority Lien Obligations Credit Documents;

B. WHEREAS, the Issuer (i) is party to the Indenture dated as of February 3, 2012 (as the same may be amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Second Priority Senior Secured Notes Indenture”), under which the Second Lien Notes were issued, among the Issuer, as obligor, Holdings, as guarantor, the other guarantors party thereto and Wilmington Trust, National Association, as Trustee and Second Priority Collateral Agent and (ii) may become a party to Second Priority Documents governing Future Second Lien Indebtedness; and

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Affiliate” shall mean any “Affiliate” as defined in the Credit Agreement.

“Approved Bank” shall mean any commercial bank of the Issuer that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000.

“Bankruptcy Code” or “Bankruptcy Law” shall mean Title 11 of the United States Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Closing Date” shall mean February 15, 2012.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Second Priority Collateral, including without limitation any assets in which the First Lien Agents are automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Common Collateral Agent” shall mean, in relation to the German Security Documents, the Credit Agreement Agent solely in its capacity as collateral agent under the German Security Documents and any successor thereto appointed in accordance herewith.

“Common Secured Documents” shall mean the Senior Guaranty Agreement and the Second Priority Senior Secured Notes Indenture.

“Comparable Second Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, those Second Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Credit Agreement Agent” shall mean Citibank, N.A., in its capacity as administrative agent for the Senior Lenders under the Credit Agreement and the other Senior Lender Documents entered into pursuant to the Credit Agreement, together with its successors in such capacity.

“Default” shall mean any “Default” as defined in the Credit Agreement.

“Defaulting Lender” shall mean any “Defaulting Lender” as defined in the Credit Agreement.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Senior Lender Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, the payment in full in cash (except for contingent indemnities and cost and reimbursement obligations not then due) of (a) all Obligations in respect of all outstanding Senior Lender Claims and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Lender Claims that constitute an exchange or replacement for or a refinancing of such Obligations or Senior Lender Claims. In the event the Senior Lender Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Senior Lender Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“First Lien Agent” shall mean each of (a) the Credit Agreement Agent, (b) any Other First Priority Lien Obligations Agent and (c) solely in its capacity as agent for the German Secured Parties that are Senior Lenders pursuant to the German Security Documents, the Common Collateral Agent.

“First Lien Floating Charge Agreement” means the First Ranking Floating Charge Agreement, dated as of February 15, 2012, between Taminco NV, the Credit Agreement Agent and Citibank International plc.

“First Lien Floating Charge Mandate” means the First Ranking Floating Charge Mandate, dated as of February 15, 2012, granted by Taminco NV to the attorneys named therein.

“First Lien Sub-Agent” shall mean Citibank International plc in its capacity as collateral sub-agent for the Senior Lenders under the First Lien Floating Charge and the First Lien Floating Charge Mandate together with its successor in such capacity.

“First Priority Designated Agent” shall mean such agent or trustee as is designated “First Priority Designated Agent” by Senior Lenders holding a majority in principal amount of the Senior Lender Claims then outstanding; provided that so long as the Credit Agreement is outstanding, the Credit Agreement Agent shall be so designated as the First Priority Designated Agent.

“Future Second Lien Indebtedness” shall mean Indebtedness or Obligations (other than Noteholder Claims) of the Issuer or any of its Subsidiaries, to the extent applicable, that are to be equally and ratably secured with the Noteholder Claims and are so designated as Future Second Lien Indebtedness in accordance with Section 8.22 hereof; provided, however, that such Future Second Lien Indebtedness is permitted to be so incurred in accordance with any Senior Lender Documents and any Second Priority Documents, as applicable.

“German Grantor” shall mean any Grantor which is party to any German Security Document.

“German Secured Parties” shall mean the Second Priority Secured Parties from time to time, the Common Collateral Agent and the Guaranteed Parties (as defined in the Senior Guaranty Agreement).

“German Security Document” shall mean any security agreement, pledge, charge, security assignment, security transfer, land charge, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted in favor of the Common Collateral Agent by a Grantor incorporated in Germany and/or where such agreement, document or instrument is governed by German law in each case which secure the Senior Lender Claims and the Noteholder Claims or under which rights or remedies with respect to such Lien are at any time governed.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” shall mean the Issuer, Holdings, and each other Loan Party (as defined in the Credit Agreement), in each case, that has executed and delivered a Senior Collateral Document or a Second Priority Collateral Document.

“Holdings” shall have the meaning set forth in the recitals.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Credit Agreement, the Second Priority Senior Secured Notes Indenture, the Other First Priority Lien Obligations Credit Documents or any other document or instrument evidencing or governing any Future Second Lien Indebtedness.

“Indenture Default” means any “Default” as defined in the Second Priority Senior Secured Notes Indenture.

“Indenture Secured Parties” shall mean the Persons holding Noteholder Claims, including the Trustee and Second Priority Collateral Agent.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Issuer” shall have the meaning set forth in the recitals.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan Documents” shall mean the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Majority Noteholders” means holders of Notes representing a majority in aggregate principal amount of the Notes on the date of determination.

“Non-Conforming Plan of Reorganization” shall mean any Plan of Reorganization which either (i) grants any Second Priority Agent or any Second Priority Secured Party any right or benefit, directly or indirectly, which right or benefit is expressly prohibited at such time by the provisions of this Agreement or (ii) unless accepted by the Required Lenders in accordance with Section 1126(c) of the Bankruptcy Code, fails to provide for the Discharge of Senior Lender Claims upon the effective date thereof.

“Noteholder Claims” shall mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees, expenses, indemnities or other amounts due or that may be due to the Trustee thereunder.

“Noteholder Collateral” shall mean all of the assets of the Grantors, whether real, personal or mixed, with respect to which a Lien is granted, or purported to be granted, as security for any Noteholder Claim.

“Noteholder Collateral Agreement” shall mean the Second Lien Collateral Agreement dated as of February 15, 2012, among the Issuer, certain other Grantors and the Second Priority Collateral Agent in respect of the Second Priority Senior Secured Notes Indenture, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Noteholder Collateral Documents” shall mean the Noteholder Collateral Agreement, Noteholder Foreign Collateral Documents and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.

“Noteholder Documents” shall mean (a) the Second Priority Senior Secured Notes Indenture, the Notes, the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Noteholder Foreign Collateral Documents” shall mean any security agreement, pledge, charge, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted in favor of the Second Priority Collateral Agent or any sub-agent of the Second Priority Collateral Agent, including the Second Lien Sub-Agent, by a Grantor incorporated otherwise than in the United States of America and/or where such agreement, document or instrument is governed by a law other than state or federal law of the United States of America, in each case which secures any Noteholder Claims or under which rights or remedies with respect to such Lien are at any time governed and shall, for the avoidance of doubt, include the German Security Documents.

“Notes” shall mean (a) the Second Lien Notes and (b) any additional notes issued under the Second Priority Senior Secured Notes Indenture by the Issuer, to the extent permitted to be issued and secured by Noteholder Collateral on a pari passu basis with the Second Lien Notes by the Second Priority Senior Secured Notes Indenture, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, any other Senior Lender Documents and any Second Priority Document, as applicable.

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any Senior Lender Document or Second Priority Document include the obligations to pay principal, interest (including interest and fees accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed or allowable in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any Senior Lender or Second Priority Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Grantor.

“Other First Priority Lien Obligations” shall mean all Obligations owing under any Other First Priority Lien Obligations Document; provided, however, for the avoidance of doubt, none of the Obligations under the Credit Agreement or any other Loan Document shall constitute Other First Priority Lien Obligations.

“Other First Priority Lien Obligations Agent” shall mean, with respect to any Other First Priority Lien Obligations Credit Document, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or similar representative with respect to such Other First Priority Lien Obligations Credit Document by or on behalf of the holders of such Other First Priority Lien Obligations, and its respective successors in such capacity.

“Other First Priority Lien Obligations Credit Document” shall mean any (a) instruments, agreements or documents evidencing debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (c) instruments or agreements evidencing any other indebtedness, in each case which have been designated by the Issuer and in respect of which a First Lien Agent has become a party hereto, in each case, in accordance with Section 8.22 hereof.

“Other First Priority Lien Obligations Documents” shall mean each Other First Priority Lien Obligations Credit Document and each Other First Priority Lien Obligations Security Document related thereto.

“Other First Priority Lien Obligations Security Documents” shall mean any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Other First Priority Lien Obligations.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” shall mean the Common Collateral to the extent that possession thereof, or the granting of control (in accordance with the Uniform Commercial Code) with respect thereto, perfects a Lien thereon under the Uniform Commercial Code.

“Recovery” shall have the meaning set forth in Section 6.4.

“Refinance” shall mean, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Party” shall mean any “Related Party” as defined in the Credit Agreement.

“Required Lenders” shall mean, with respect to any Senior Lender Document, those Senior Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Lender Document (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of such Senior Lender Document).

“Second Lien Floating Charge Agreement” means the Second Ranking Floating Charge Agreement, dated as of February 15, 2012, between Taminco NV, the Second Priority Collateral Agent, and Citibank International plc.

“Second Lien Floating Charge Mandate” means the Second Ranking Floating Charge Mandate, dated as of February 15, 2012, granted by Taminco NV to the attorneys named therein.

“Second Lien Notes” shall mean the Issuer’s Second Lien Senior Secured Notes due 2020, issued pursuant to the Second Priority Senior Secured Notes Indenture on or prior to the date hereof.

“Second Lien Sub-Agent” shall mean Citibank International plc in its capacity as collateral sub-agent for the Second Priority Collateral Agent under the Second Lien Floating Charge Agreement and the Second Lien Floating Charge Mandate together with its successor in such capacity.

“Second Priority Agents” shall mean (a) the Second Priority Collateral Agent as collateral agent for the Indenture Secured Parties, (b) the collateral agent for any Future Second Lien Indebtedness and (c) solely in its capacity as agent for the German Secured Parties that are Second Priority Secured Parties pursuant to the German Secured Documents, the Common Collateral Agent.

“Second Priority Claims” shall mean the Noteholder Claims and all other Obligations in respect of, or arising under, the Second Priority Documents, including all fees, expenses, indemnities or other amounts due or that may be due to the collateral agent for any Future Second Lien Indebtedness.

“Second Priority Collateral” shall mean the Noteholder Collateral and all of the assets of the Grantors, whether real, personal or mixed, with respect to which a Lien is granted, or purported to be granted, as security for any Second Priority Claim.

“Second Priority Collateral Agent” shall mean Wilmington Trust, National Association, in its capacity as collateral agent under the Second Priority Senior Secured Notes Indenture and the Noteholder Collateral Documents and its successors in such capacity.

“Second Priority Collateral Agreements” shall mean the Noteholder Collateral Agreement and any comparable agreement(s) with respect to any Future Second Lien Indebtedness.

“Second Priority Collateral Documents” shall mean the Noteholder Collateral Documents and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Second Priority Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Second Priority Designated Agent” shall mean such agent or trustee as is designated “Second Priority Designated Agent” by Second Priority Secured Parties holding a majority in principal amount of the Second Priority Claims then outstanding; it being understood that as of the date of this Agreement, the Second Priority Collateral Agent shall be so designated as the Second Priority Designated Agent.

“Second Priority Documents” shall mean the Noteholder Documents and any other document or instrument evidencing or governing any Future Second Lien Indebtedness.

“Second Priority Lien” shall mean any Lien on any assets of the Issuer or any other Grantor securing any Second Priority Claims.

“Second Priority Secured Parties” shall mean the Indenture Secured Parties and all other Persons holding any Second Priority Claims, including the collateral agent for any Future Second Lien Indebtedness and any sub-agent of any Second Priority Agent.

“Second Priority Senior Secured Notes Indenture” shall have the meaning set forth in the recitals.

“Senior Collateral Agreement” shall mean the First Lien Collateral Agreement, dated as of February 15, 2012, among the Issuer, certain other Grantors, and Citibank, N.A. as administrative agent for the secured parties referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Collateral Documents” shall mean the Senior Collateral Agreement, Senior Foreign Collateral Documents, the Other First Priority Lien Obligations Security Documents and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which rights or remedies with respect to such Lien are at any time governed.

“Senior Foreign Collateral Documents” shall mean any security agreement, pledge, charge, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted in favor of the First Lien Agent or any sub-agent of the First Lien Agent, including the First Lien Sub-Agent, by a Grantor incorporated otherwise than in the United States of America and/or where such agreement, document or instrument is governed by a law other than state or federal law of the United States of America, in each case which secures any Senior Lender Claims or under which rights or remedies with respect to such Lien are at any time governed and shall, for the avoidance of doubt, include the German Security Documents.

“Senior Lender Claims” shall mean all Obligations arising under the Credit Agreement, the Other First Priority Lien Obligations Credit Documents and any other Senior Lender Documents, whether or not such Obligations constitute Indebtedness, including, without limitation, (a) Senior Lender Secured Swap Obligations, (b) Senior Lender Secured Cash Management Obligations and (c) Obligations under any agreement that is an exchange or replacement for or an extension, increase or refinancing of any other Senior Lender Claims. Senior Lender Claims shall include all interest, fees and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Lender Documents whether or not the claim for such interest or expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Senior Lender Collateral” shall mean all of the assets of the Grantors, whether real, personal or mixed, with respect to which a Lien is granted, or purported to be granted, as security for any Senior Lender Claim.

“Senior Lender Documents” shall mean the Loan Documents, the Other First Priority Lien Obligations Credit Documents, the Senior Collateral Documents and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Senior Lender Secured Swap Obligation or Senior Lender Secured Cash Management Obligation) providing for, evidencing or securing any Senior Lender Claim, including, without limitation, any Obligation under the Credit Agreement and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Obligation arising under any such document.

“Senior Lender Secured Cash Management Obligations” shall mean Secured Cash Management Obligations as defined in the Senior Collateral Agreement.

“Senior Lender Secured Swap Obligations” shall mean any Secured Swap Obligations as defined in the Senior Collateral Agreement.

“Senior Lenders” shall mean the Persons holding Senior Lender Claims, including the First Lien Agents and any sub-agent of the First Lien Agent.

“Subsidiary” shall mean any “Subsidiary” of the Issuer as defined in the Credit Agreement.

“Trustee” shall mean Wilmington Trust, National Association, in its capacity as trustee under the Second Priority Senior Secured Notes Indenture and its successors in such capacity.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York, except as context may otherwise require.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1. Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to any Second Priority Secured Party on the Common Collateral or of any Liens granted to any First Lien Agent or Senior Lenders on the Common Collateral, (ii) any provision of the UCC, any Bankruptcy Law, or any applicable law or the Second Priority Documents or the Senior Lender Documents, (iii) whether any First Lien Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of any First Lien Agent or any Senior Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Claims and (b) any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of the Trustee or any Second Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are adequately perfected or are subordinated to any Lien securing any other obligation of the Issuer, any other Grantor or any other Person.

2.2. Prohibition on Contesting Liens. Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, and each First Lien Agent, for itself and on behalf of each Senior Lender in respect of which it serves as First Lien Agent, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of any First Lien Agent or any of the Senior Lenders or any agent or trustee therefor in any Senior Lender Collateral or (b) a Lien securing any Second Priority Claims held (or purported to be held) by or on behalf of any Second Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Agent or any Senior Lender to enforce this Agreement (including the priority of the Liens securing the Senior Lender Claims as provided in Section 2.1) or any of the Senior Lender Documents.

2.3. No New Liens. (a) So long as the Discharge of Senior Lender Claims has not occurred and, subject to Section 6, each Grantor agrees, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any other Grantor, that it shall not grant any Lien on any assets of the Issuer or any other Grantor securing any Second Priority Claims that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents. If any Second Priority Agent or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, then such Second Priority Agent or Second Priority Secured Party shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the First Lien Agents as security for the Senior Lender Claims (subject to the Lien priority and other terms hereof) and shall promptly notify each First Lien Agent in writing of the existence of such Lien (if and to the extent such Second Priority Agent has actual knowledge of the existence of such Lien) and in any event take such actions (at the Issuer’s sole expense) as may be reasonably requested by any First Lien Agent to assign or release such Liens to the First Lien Agents (and/or each of their respective designees) as security for the applicable Senior Lender Claims (in the case of assignment, each Second Priority Agent or Second Priority Secured Party shall retain a junior Lien on such assets in accordance with the terms hereof).

(b) So long as the Second Priority Claims remain outstanding and, subject to Section 6, each Grantor agrees, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any other Grantor, that it shall not grant any Lien on any assets of the Issuer or any other Grantor securing any Senior Lender Claims that are not also subject to the second-priority Lien in respect of the Second Priority Claims under the Second Priority Documents. If any First Lien Agent or any Senior Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to the second-priority Lien in respect of the Second Priority Claims under the Second Priority Documents, then such First Lien Agent or Senior Lender shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Second Priority Agents as security for the Second Priority Claims (subject to the Lien priority and other terms hereof) or release such Liens.

2.4. Nature of First Lien Obligations. Each Second Priority Agent, for itself and on behalf of the other applicable Second Priority Secured Parties, acknowledges that (a) a portion of the commitments under the Credit Agreement are revolving in nature, (b) the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (c) the terms of the Senior Lender Claims may be modified, extended, renewed or amended from time to time, and (d) the aggregate amount of the Senior Lender Claims may be increased or Refinanced, in either event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The Lien priorities provided in Sections 2.1 and 2.2 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the Senior Lender Claims or the Second Priority Claims, or any portion thereof.

2.5. Perfection of Liens. Neither the First Lien Agents nor the Senior Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents and the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lenders and the Second Priority Secured Parties and shall not impose on the First Lien Agents, the Second Priority Agents, the Second Priority Secured Parties or the Senior Lenders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any Governmental Authority or any applicable law.

2.6. Waiver of Marshalling. Until the Discharge of Senior Lender Claims, each Second Priority Agent, solely on behalf of the applicable Second Priority Secured Parties, agree not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

SECTION 3. Enforcement.

3.1. Exercise of Remedies.

3.2. So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any other Grantor, (i) no Second Priority Agent or any Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Common Collateral or any other security in respect of any applicable Second Priority Claims, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of enforcement, collection, execution, levy or foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral or any other collateral by any First Lien Agent or any Senior Lender in respect of the Senior Lender Claims, the exercise of any right by any First Lien Agent or any Senior Lender (or any agent or sub-agent on their behalf) in respect of the Senior Lender Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral or any other collateral under the Senior Lender Documents or otherwise in respect of Senior Lender Claims; provided that the respective interests of the Second Priority Secured Parties attach to the proceeds thereof, subject to the relative priorities described in this Agreement, or (z) object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of Senior Lender Claims and (ii) except as otherwise provided herein (including Section 5.1), each First Lien Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with, or the consent, of any Second Priority Agent or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Issuer or any other Grantor, each Second Priority Agent may file a proof of claim or statement of interest with respect to the applicable Second Priority Claims, (B) each Second Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims, or the rights of either First Lien Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral (including, without limitation, sending such notices of the existence of, or any evidence or confirmation of, the Second Priority Claims or the Liens of the Second Priority Agents in the Common Collateral to any Governmental Authority, or filing or recording any such notice or evidence to the extent necessary or appropriate to prove or preserve the Liens of the Second Priority Agents in the Common Collateral), (C) in any Insolvency or Liquidation Proceeding commenced by or against the Issuer or any other Grantor, each Second Priority Agent may file any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Second Priority Agent or Second Priority Secured Party, (D) each Second Priority Agent may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Issuer or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law and (E) each Second Priority Agent and each Second Priority Secured Party may vote on any Plan of Reorganization in any Insolvency or Liquidation Proceeding of the Issuer or any other Grantor, in each case (A) through (E) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement. In exercising rights and remedies with respect to the Senior Lender Collateral, each First Lien Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the UCC or analogous law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction. So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any other Grantor, no Second Priority Agent or any Second Priority Secured Party will provide any instructions to any sub-agent, including the Second Lien Sub-Agent that will be contrary to or inconsistent with this Agreement and it will not instruct any sub-agent, including the Second-Lien Sub-Agent to take any action that the Second Priority Agent is prohibited from taking pursuant to this Agreement.

(a) So long as the Discharge of Senior Lender Claims has not occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will not take or receive any Common Collateral or other collateral or any proceeds of Common Collateral or other collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Common Collateral or other collateral in respect of the applicable Second Priority Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Second Priority Agents and the Second Priority Secured Parties with respect to the Common Collateral or any other collateral is to hold a Lien on the Common Collateral or such other collateral in respect of the applicable Second Priority Claims pursuant to the Second Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lender Claims has occurred.

(b) Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that no Second Priority Agent or any Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by any First Lien Agent or Senior Lenders with respect to the Common Collateral or any other collateral under the Senior Lender Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby waives any and all rights it or any such Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Agent or Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Agent or Senior Lenders is adverse to the interests of the Second Priority Secured Parties.

(c) Each Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the rights and remedies of any First Lien Agent or Senior Lenders with respect to the Senior Lender Collateral as set forth in this Agreement and the Senior Lender Documents.

3.3. Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and any First Lien Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Second Priority Documents or otherwise in respect of the applicable Second Priority Claims relating to the Common Collateral.

3.4. Actions Upon Breach. If any Second Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement) or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Lenders, it being understood and agreed by each Second Priority Agent on behalf of each applicable Second Priority Secured Party that (i) the Senior Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Grantors and/or the Senior Lenders cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4. Payments.

4.1. Application of Proceeds. So long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral and any other collateral in respect of the Second Priority Claims or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral or other collateral upon the exercise of remedies as a secured party, shall be applied by the First Lien Agents to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, subject to Section 5.7 hereof, each of the First Lien Agents shall deliver promptly to the Second Priority Designated Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Designated Agent in such order as specified in the relevant Second Priority Documents.

4.2. Payments Over. Any Common Collateral or other collateral in respect of the Second Priority Claims or proceeds thereof received by any Second Priority Agent or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Common Collateral or such other collateral prior to the Discharge of Senior Lender Claims shall be segregated and held in trust for the benefit of and forthwith paid over to the First Priority Designated Agent (and/or its designees) for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agents are each hereby individually authorized to make any such endorsements as agent for any Second Priority Agent or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

SECTION 5. Other Agreements.

5.1. Releases.

(a) If, at any time any Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is being (or will concurrently be):

(A) sold, transferred or otherwise disposed of:

(i) by the owner of such Common Collateral in a transaction permitted under the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture and each other Senior Lender Document and Second Priority Document (if any); or

(ii) in connection with the exercise of rights and remedies pursuant to Section 3.1; or

(B) released from all Senior Lender Claims in connection with a Subsidiary being released from its guarantee as permitted by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture and each other Senior Lender Document and Second Priority Document (if any), or

(C) otherwise released as permitted by the Credit Agreement and, except with respect to an exercise of rights and remedies by the First Lien Agent pursuant to Section 3.1, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture and each other Senior Lender Document and Second Priority Document (if any),

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Priority Secured Parties upon such Common Collateral and the Second Priority Claims secured under such Common Collateral will automatically, simultaneously, and unconditionally be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing Senior Lender Claims are released and discharged. Upon delivery to each Second Priority Agent of a notice from the Issuer or any First Lien Agent stating that any release of Liens securing or supporting the Senior Lender Claims has become effective (or shall become effective upon each Second Priority Agent’s release) (whether in connection with a sale of such assets by the relevant Grantor pursuant to the preceding sentence or otherwise), each Second Priority Agent, on behalf of each applicable Second Priority Secured Party, will promptly, at the Issuer’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms. Nothing in this Section 5.1(a) will be deemed to affect any agreement of a Second Priority Agent, for itself and on behalf of the Second Priority Secured Parties under its Second Priority Documents, to release the Liens on the Collateral as set forth in the relevant Second Priority Documents.

(b) So long as the Discharge of Senior Lender Claims has not occurred, each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby irrevocably constitutes and appoints the First Priority Designated Agent and any officer or agent of such First Priority Designated Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second Priority Agent or such holder or in such First Priority Designated Agent’s own name, from time to time in such First Priority Designated Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the repayment of Senior Lender Claims pursuant to the Senior Lender Documents and this Agreement; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Priority Agents to receive proceeds in connection with the Second Priority Claims not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Common Collateral, (ii) to deliver or afford control over any item of Common Collateral to, or deposit any item of Common Collateral with, (iii) to register ownership of any item of Common Collateral in the name of or make an assignment of ownership of any Common Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Common Collateral, with instructions or orders from, or to treat, in respect of any item of Common Collateral, as the entitlement holder, (v) hold any item of Common Collateral in trust for (to the extent such item of

Common Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Common Collateral for the benefit of or subject to the control of or, in respect of any item of Common Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Common Collateral is located or waivers or subordination of rights with respect to any item of Common Collateral in favor of, in any case, both the First Lien Agent and any Second Priority Designated Agent or Second Priority Secured Party, such Grantor may, until the applicable Discharge of Senior Lender Claims has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Common Collateral by taking any of the actions set forth above only with respect to, or in favor of, the First Lien Agent.

5.2. Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, each First Lien Agent and the Senior Lenders shall have the sole and exclusive right, subject to the provisions of, and the rights of the Grantors under, the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral or any other collateral in respect of the Second Priority Claims in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral or such other collateral. Unless and until the Discharge of Senior Lender Claims has occurred, subject to the terms of the Senior Lender Documents, all proceeds of any such policy and any such award if in respect of the Common Collateral or such other collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the First Lien Agents for the benefit of Senior Lenders pursuant to the terms of the Senior Lender Documents, (b) second, after the occurrence of the Discharge of Senior Lender Claims, to the Second Priority Agents pro rata for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Documents and (c) third, if no Second Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to any First Lien Agent in accordance with the terms of Section 4.2.

5.3. Amendments to Second Priority Collateral Documents.

(a) So long as the Discharge of Senior Lender Claims has not occurred, except as not prohibited by the Senior Lender Documents, without the prior written consent of the First Lien Agents, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by any of the terms of this Agreement. Each Second Priority Agent agrees that each applicable Second Priority Collateral Document (except for the German Security Documents) executed as of the date hereof shall include the following language (or language to similar effect approved by the First Lien Agents):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the applicable Second Priority Agent for the benefit of the Second Priority Secured Parties pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to Citibank, N.A. as administrative agent (and its permitted successors), for the benefit of the secured parties referred to in the Senior Collateral Documents (as defined in the

Intercreditor Agreement (as defined below)), pursuant to the Senior Collateral Documents, and (ii) the exercise of any right or remedy by the applicable Second Priority Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of February 15, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Citibank, N.A. in its capacity as First Lien Agent and Wilmington Trust, National Association, as Trustee and Second Priority Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that the First Lien Agents or the Senior Lenders enter into any amendment, waiver or consent in respect of or replace any Senior Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the First Lien Agents, the Senior Lenders, the Issuer or any other Grantor thereunder (including the release of any Liens in Senior Lender Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Collateral Document without the consent of any Second Priority Agent or any Second Priority Secured Party and without any action by any Second Priority Agent or any action by, any Second Priority Secured Party; provided that such amendment, waiver or consent (i) does not materially adversely affect the rights of the Trustee and any Second Priority Agent and (ii) does not materially adversely affect the rights of any other Second Priority Secured Parties or the interests of such other Second Priority Secured Parties in the Second Priority Collateral and not the Senior Lenders in a like or similar manner (without regard to the fact that the Lien of such Senior Collateral Document is senior to the Lien of the Comparable Second Priority Collateral Document). The relevant First Lien Agent shall give written notice of such amendment, waiver or consent to each Second Priority Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Second Priority Collateral Document as set forth in this Section 5.3(b).

(c) Anything contained herein to the contrary notwithstanding, until the Discharge of Senior Lender Claims has occurred, no Second Priority Collateral Document shall be entered into unless the collateral covered thereby is also subject to a perfected first-priority interest in favor of the First Lien Agents for the benefit of the Senior Lenders pursuant to the Senior Collateral Documents.

5.4. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Agents and the Second Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Issuer or any Grantor in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise in contravention of this Agreement by any Second Priority Agent or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or other collateral, including any right of setoff, or (b) enforcement in contravention of this Agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement and shall otherwise be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Second Priority Claims subject hereto. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agents or the Senior Lenders may have with respect to the Senior Lender Collateral.

5.5. First Lien Agents as Gratuitous Bailees for Perfection.

(a) Each First Lien Agent agrees to hold the Pledged or Controlled Collateral that is part of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged or Controlled Collateral pursuant to the Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

(b) Except as otherwise specifically provided herein (including Section 3.1), until the Discharge of Senior Lender Claims has occurred, any First Lien Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Agents and the Second Priority Secured Parties with respect to such Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c) The First Lien Agents shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Secured Party to assure that the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Agents under this Section 5.5 shall be limited solely to holding the Pledged or Controlled Collateral as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Secured Parties.

(d) The First Lien Agents shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Secured Party and the Second Priority Agents and the Second Priority Secured Parties hereby waive and release the First Lien Agents from all claims and liabilities arising pursuant to the First Lien Agents’ role under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral.

(e) Upon the Discharge of Senior Lender Claims, the relevant First Lien Agent shall deliver to the Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged or Controlled Collateral (if any) and to the extent such Pledged or Controlled Collateral is in the possession or control of such First Lien Agent (or its agents or bailees) together with any necessary endorsements (or otherwise allow the Second Priority Designated Agent to obtain control of such Pledged or Controlled Collateral) or as a court of competent jurisdiction may otherwise direct.

(f) Neither the First Lien Agents nor the Senior Lenders shall be required to marshal any present or future collateral security for the Issuer’s or its Subsidiaries’ obligations to the First Lien Agents or the Senior Lenders under the Credit Agreement or the Senior Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6. [Reserved].

5.7. No Release Upon Discharge of Senior Lender Claims; Reinstatement.

(a) Notwithstanding any other provisions contained in this Agreement, on the date of Discharge of Senior Lender Claims, the Second Priority Liens on the Second Priority Collateral securing the Second Priority Claims or the Liens granted pursuant to the German Security Documents securing the Second Priority Claims will not be released except to the extent such Second Priority Collateral or Collateral under the German Security Documents or any portion thereof was disposed of in compliance with the terms of this Agreement in order to repay Senior Lender Claims secured by such Second Priority Collateral or Collateral under the German Security Documents.

(b) If, at any time after the Discharge of Senior Lender Claims has occurred, the Issuer incurs and designates any Senior Lender Claims, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and the applicable agreement governing such Senior Lender Claims shall automatically be treated as the Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the First Lien Agents of amendments, waivers and consents hereunder. Upon receipt of notice of such designation (including the identity of any new First Lien Agent), each Second Priority Agent shall promptly (i) enter into such documents and agreements (at the Issuer’s expense), including amendments or supplements to this Agreement, as such new First Lien Agent shall reasonably request in writing in order to provide the new First Lien Agent the rights of the First Lien Agents contemplated hereby and (ii) to the extent then held by any Second Priority Agent, deliver to such First Lien Agent the Pledged or Controlled Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such First Lien Agent to obtain possession or control of such Pledged or Controlled Collateral).

SECTION 6. Insolvency or Liquidation Proceedings.

6.1. Financing Issues. Until the Discharge of the Senior Lender Claims has occurred, if the Issuer or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Agent shall desire to permit the use of cash collateral or to permit such Issuer or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Lender Claims under the Senior Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral to (x) the Liens securing such DIP Financing (and all Obligations relating thereto), (y) any adequate protection provided to such First Lien Agent or the Senior Lenders or (z) any “carve-out” for fees agreed to by such First Lien Agent or the Senior Lenders, in each case on the same basis as the other Liens securing the Second Priority Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by any First Lien Agent or any holder of Senior Lender Claims, (c) any lawful exercise by any holder of Senior Lender Claims of the right to credit bid Senior Lender Claims at any sale in foreclosure of Senior Lender Collateral, (d) any other request for judicial relief made in any court by any holder of Senior Lender Claims relating to the lawful enforcement of any Lien on Senior Lender Collateral or (e) any order relating to a sale of assets of any Grantor for which any First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Lender Collateral do to the Liens securing the Second Priority Collateral in accordance with this Agreement; provided, however, that the Second Priority Secured Parties may assert any such objection that could be asserted by an unsecured creditor (without limiting the foregoing, neither the Second Priority Agent nor any other Second Priority Secured Party may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provisions of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets); and provided further, however, that the Second Priority Secured Parties are not deemed to have waived any rights to credit bid on the Common Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code, so long as any such credit bid provides for the payment in full in cash of the Senior Lender Claims.

6.2. Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral or any other collateral, without the prior written consent of all First Lien Agents and Required Lenders.

6.3. Adequate Protection. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by any First Lien Agent or Senior Lenders for adequate protection, (b) any objection by any First Lien Agent or Senior Lenders to any motion, relief, action or proceeding based on such First Lien Agent’s or the Senior Lenders’ claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the

First Lien Agent or any other Senior Lender. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral and/or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second Priority Agent, on behalf of itself and any applicable Second Priority Secured Party, (A) may seek or request adequate protection in the form of (x) a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement, and (y) superpriority claims junior in all respects to the superpriority claims granted to the Senior Lenders, and (B) agrees that it will not seek or request, and will not accept, without the express written consent of the First Lien Agent, adequate protection in any other form, and (ii) (A) in the event any Second Priority Agent, on behalf of itself or any applicable Second Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Agent, on behalf of itself or each such Second Priority Secured Party, agrees that the First Lien Agents shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement, and (B) in the event any Second Priority Agent, on behalf of itself or any applicable Second Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of a superpriority claim, then such Second Priority Agent, on behalf of itself or each such Second Priority Secured Party, agrees that the First Lien Agents shall also be granted a superpriority claim, which superpriority claim will be senior in all respects to the superpriority claim granted to such Second Priority Agent and the Second Priority Secured Parties. Notwithstanding the foregoing, if the Senior Lenders are deemed by a court of competent jurisdiction in any Insolvency or Liquidation Proceeding to be entitled to receive adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses or other cash payments, then the Second Priority Agent and the Second Priority Secured Parties shall not be prohibited from seeking or receiving adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses or other cash payments.

6.4. Avoidance Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Senior Lender Claims shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated

in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Any Common Collateral or proceeds thereof received by any Second Lien Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of Senior Lender Claims and subject to the provisions of Section 4.2.

6.5. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6. Waivers. Until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Common Collateral or other collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7. Nature of Obligations; Post-Petition Interest. Each Second Priority Agent, on behalf of the Second Priority Secured Parties, hereby acknowledges and agrees that (i) the Second Priority Secured Parties’ claims against the Grantors in respect of the Common Collateral constitute junior claims separate and apart (and of a different class) from the Senior Lender Claims of the Senior Lenders against the Grantors in respect of the Common Collateral, (ii) the Senior Lender Claims include all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of any Grantor at the rate provided for in the applicable Senior Lender Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such Insolvency or Liquidation Proceeding, (iii) this Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code and (iv) the Senior Lender Claims are fundamentally different from the Second Priority Claims and the Second Priority Claims are fundamentally different from the Senior Lender Claims and, in each case, must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Grantors in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then each Second Priority Agent, on behalf of the Second Priority Secured Parties, hereby acknowledges and agrees that all distributions pursuant to Section 4.1 or otherwise from the Common Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by each Second Priority Agent on behalf of the Second Priority Secured Parties), the Senior Lenders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate (even though such claims may or may not be allowed or allowable in whole or in part in the respective Insolvency or Liquidation

Proceeding) before any distribution from the Common Collateral is made in respect of the claims held by each Second Priority Agent, on behalf of the Second Priority Secured Parties, with each Second Priority Agent, on behalf of the Second Priority Secured Parties, hereby acknowledging and agreeing to turn over to the holders of the Senior Lender Claims all amounts otherwise received or receivable by them from the Common Collateral to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Second Priority Secured Parties). Neither any Second Priority Agent nor any Second Priority Secured Party shall oppose or seek to challenge any claim by a First Lien Agent or any Senior Lender for allowance in any Insolvency or Liquidation Proceeding of Senior Lender Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Lender’s Lien, without regard to the existence of the Lien of any Second Priority Agent on behalf of the Second Priority Secured Parties on the Common Collateral. Neither the First Lien Agents nor any other Senior Lender shall oppose or seek to challenge any claim by the Second Priority Agent or any Second Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Agent’s Lien, after taking into account the existence of the Senior Lender’s Lien on behalf of the Senior Lenders on the Common Collateral.

6.8. No Waiver. Other than as set forth in Section 6.3, nothing contained herein shall prohibit or in any way limit the First Lien Agent or any Senior Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Agent or any of the Second Priority Secured Parties, including the seeking by any Second Priority Agent or any Second Priority Secured Parties of adequate protection or the asserting by any Second Priority Agent or any Second Priority Secured Parties of any of its rights and remedies under the Second Priority Documents or otherwise.

6.9. Plan of Reorganization. Without limiting the generality of any provisions of this Agreement, any vote to accept any Non-Conforming Plan of Reorganization by any Second Priority Agent or Second Priority Secured Party shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the First Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization dismissed.

6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Lender Claims and on account of Second Priority Claims, then, to the extent the debt obligations distributed on account of the Senior Lender Claims and on account of the Second Priority Claims are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 7. Reliance; Waivers; etc.

7.1. Reliance. The consent by the Senior Lenders to the execution and delivery of the Second Priority Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after Closing Date by the Senior

Lenders to the Issuer or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that it and each applicable Second Priority Secured Party is not entitled to rely on any credit decision or other decisions made by any First Lien Agent or any Senior Lender in taking or not taking any action under the applicable Second Priority Document or this Agreement.

7.2. No Warranties or Liability. Neither any First Lien Agent nor any Senior Lender shall have been deemed to have made any express or implied representation or warranty upon which the Second Priority Agent or the Second Priority Secured Parties may rely, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither any First Lien Agent nor any Senior Lender shall have any duty to any Second Priority Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Issuer or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Agents, the Senior Lenders, the Second Priority Agents and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second Priority Claims, the Senior Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Issuer’s or any other Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agents and the Senior Lenders, and the Second Priority Agents and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Lender Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Lender Document or of the terms of the Second Priority Senior Secured Notes Indenture or any other Second Priority Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Second Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Issuer or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Issuer or any other Grantor in respect of the Senior Lender Claims, or of any Second Priority Agent or any Second Priority Secured Party in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1. Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lender Document or any Second Priority Document, the provisions of this Agreement shall govern. It is understood and agreed that the provisions of the German Security Documents shall be subject to the terms of this Agreement. In the event of any conflict between the provisions of any German Security Document and the provisions of this Agreement, the provisions of this Agreement shall govern.

8.2. Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to any Second Priority Agent or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Issuer or any other Grantor constituting Senior Lender Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof in any such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3. Amendments; Waivers. Subject to Section 8.22 hereof, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each First Lien Agent and Second Priority Agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Issuer and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent any such amendment, modification or waiver increases the obligations or reduces the rights of the Issuer or any other Grantor (in which case the Issuer shall have the right to consent to or approve any such amendment, modification or waiver).

8.4. Information Concerning Financial Condition of the Issuer and the Subsidiaries. Neither any First Lien Agent nor any Senior Lender shall have any obligation to any Second Priority Agent or any Second Priority Secured Party to keep the Second Priority Agent or any Second Priority Secured Party informed of, and the Second Priority Agents and the Second Priority Secured Parties shall not be entitled to rely on the First Lien Agents or the Senior Lenders with respect to, (a) the financial condition of the Issuer and the Subsidiaries and all endorsers, pledgors and/or guarantors of the Second Priority Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Lender Claims. The First Lien Agents, the Senior Lenders, each Second Priority Agent and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any First Lien Agent, any Senior Lender, any Second Priority Agent or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Agents, the Senior Lenders, the Second Priority Agents and the Second Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, assents to any such extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the exclusive jurisdiction of any state or federal court located in New York County, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed upon receipt. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.

8.8. Notices. All notices to the Second Priority Secured Parties and the Senior Lenders permitted or required under this Agreement may be sent to the Trustee, the First Lien Agents or any Second Priority Agent as provided in the Second Priority Senior Secured Notes Indenture, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the other relevant Senior Lender Documents or the other relevant Second Priority Documents, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given upon receipt of a telecopy or electronic mail or upon receipt via personal or courier delivery or by U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The First Lien Agents hereby agree to promptly notify each Second Priority Agent upon payment in full in cash of all Obligations under the applicable Senior Lender Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9. Further Assurances. Each of the Second Priority Agents, on behalf of itself and each applicable Second Priority Secured Party, and each applicable First Lien Agent, on behalf of itself and each Senior Lender, agrees that each of them shall take such further action and shall execute and deliver to each other First Lien Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as each other First Lien Agent or the Senior Lenders may reasonably request, at the Issuer’s expense, to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10. Governing Law. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Agents, the Senior Lenders, the Second Priority Agents, the Common Collateral Agent, the Second Priority Secured Parties and their respective permitted successors and assigns.

8.12. Specific Performance. Each First Lien Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Lien Agent.

8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.

8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Agents represent and warrant that this Agreement is binding upon the Senior Lenders. The Trustee represents and warrants that it is authorized under the Indenture to enter into this Agreement.

8.16. Delegation of Duties. The First Lien Agent may perform any and all of their duties and exercise its rights and powers hereunder or under any Senior Lender Document by or through any one or more sub-agents appointed by the First Lien Agent. The Second Priority Agent may perform any and all of their duties and exercise its rights and powers hereunder or under any Noteholder Document by or through any one or more sub-agents appointed by the Second Priority Agent.

8.17. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Lender Claims and Second Priority Claims. No other Person shall have or be entitled to assert rights or benefits hereunder. Notwithstanding the foregoing, the Issuer and the other Grantors are the intended beneficiaries and the third party beneficiaries hereof with the right and power to enforce with respect to Sections 5.1, 5.2, 5.3(b), 8.3, 8.16, 8.19 and 8.22 and Article VII hereof and as otherwise provided herein.

8.18. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Issuer or any other Grantor shall include the Issuer or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Issuer or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.19. First Lien Agents and Second Priority Agents. It is understood and agreed that (a) Citibank, N.A. is entering into this Agreement in its capacity as administrative agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to Citibank, N.A. as administrative agent thereunder shall also apply to Citibank, N.A. as Credit Agreement Agent and Common Collateral Agent hereunder, (b) Wilmington Trust, National Association is entering into this Agreement in its capacity as Trustee and not in its individual capacity, and the provisions of Article VII of the Second Priority Senior Secured Notes Indenture applicable to the trustee thereunder shall also apply to the Trustee hereunder, (c) Wilmington Trust, National Association is entering into this agreement in its capacity as Second Priority Collateral Agent and not in its individual capacity, and the provisions of Article XI of the Second Priority Senior Secured Notes Indenture applicable to the collateral agent thereunder shall also apply to the Second Priority Collateral Agent hereunder, and (d)(i) Citibank International plc is acknowledging this Agreement solely in its capacity as First Lien Sub-Agent and Second Lien Sub-Agent, (ii) the relationship between the First Lien Sub-Agent and Credit Agreement Agent shall be governed by the Collateral Sub-Agency Agreement dated as of the date hereof among the Credit Agreement Agent, the First Lien Sub-Agent and Taminco NV, and (iii) the relationship between the Second Lien Sub-Agent and the Second Priority Colalteral Agent shall be governed by the Collateral Sub-Agency Agreement dated of the date hereof among the Second Lien Sub-Agent, the Second Priority Collateral Agent and Taminco NV.

8.20. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Senior Lender Documents or Second Priority Documents entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Senior Lender Document or Second Priority Document or permit Holdings, the Issuer or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Lender Documents entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Documents, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any other assets) as among the Senior Lenders, (c) otherwise change the relative rights of the Senior Lenders in respect of the Common Collateral as among such Senior Lenders or (d) obligate Holdings, the Issuer or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents or any other Senior Lender Document entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Documents.

8.21. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Second Priority Senior Secured Notes Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Second Priority Senior Secured Notes Indenture, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Second Priority Senior Secured Notes Indenture, and (2) approved in writing by, or on behalf of, the Required Lenders.

8.22. Entire Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. FOR THE AVOIDANCE OF DOUBT, THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

8.23. Joinder Requirements. The Issuer without the consent of any First Lien Agent or Second Priority Agent, any Senior Lender or any Second Priority Secured Party, may designate additional obligations as Other First Priority Lien Obligations or Future Second Lien Indebtedness if the Issuer delivers to each First Lien Agent and Second Priority Agent an officer’s certificate describing such obligations and certifying that incurrence of such obligations (and the Liens with such priority securing such obligations) is permitted under each of the Credit Agreement, each Other First Priority Lien Obligations Credit Document, the Second Priority Senior Secured Notes Indenture, all other applicable Senior Lender Documents and Second Priority Documents and this Agreement. If so permitted, as a condition precedent to the effectiveness of such designation, the applicable Other First Priority Lien Obligations Agent or the administrative agent or trustee and collateral agent for such Future Second Lien Indebtedness shall execute and deliver to each First Lien Agent and Second Priority Agent, a joinder agreement to this Agreement in form and substance reasonably satisfactory to the First Priority Designated Agent. Notwithstanding anything to the contrary set forth in this Section 8.22 or in Section 8.3 hereof, any First Lien Agent and/or any Second Priority Agent may, and, at the request of the Issuer, shall, in each case, without the consent of any other First Lien Agent or Second Priority Agent, any Senior Lender or any Second Priority Secured Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) to facilitate the designation of such additional obligations as Other First Priority Lien Obligations or Future Second Lien Indebtedness. Any such amendment may, among other things, (i) add other parties holding Future Second Lien Indebtedness (or any agent or trustee therefor) to the extent such Indebtedness (and the Liens securing such Indebtedness) is not prohibited by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness as certified by the Issuer pursuant to this Section 8.22, (ii) add other parties holding Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) to the extent such Obligations (and the Liens securing such Obligations) are not prohibited by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness, (iii) in the case of Future Second Lien Indebtedness as certified by the Issuer pursuant to this Section 8.22, (a) establish that the Lien on the Common Collateral securing such Future Second Lien Indebtedness shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims, and (b) provide to the holders of such Future Second Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Agents) as are provided to the holders of Second Priority Claims under the foregoing Agreement prior to the incurrence of such Future Second Lien Indebtedness, and (iv) in the case of Obligations arising under Other First Priority Lien Obligations Credit Documents, (a) establish that the Lien on the Common Collateral securing such Obligations shall be superior and prior in all respects to all Liens on the Common Collateral securing any Second Priority Claims and any Future Second Lien Indebtedness, and (b) subject to the express provisions of this Agreement provide to the holders of such Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) the comparable rights and benefits vis-à-vis the Second Priority Secured Parties as are provided to the holders of Senior Lender Claims under the foregoing Agreement prior to the incurrence of such Obligations. Any such additional party, each First Lien Agent and each Second Priority Agent shall be entitled to rely on the determination of officers of the Issuer that such modifications do not violate the Credit Agreement, the Other First Priority Lien Obligations

Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness if such determination is set forth in an officer’s certificate delivered to such party, the First Lien Agents and each Second Priority Agent pursuant to this Section 8.22; provided, however, that such determination will not affect whether or not the Issuer has complied with its undertakings in the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Senior Collateral Documents, the Second Priority Senior Secured Notes Indenture, any other Second Priority Document governing Future Second Lien Indebtedness or the Second Priority Collateral Documents. Any future Guarantor shall execute and and deliver to the Administrative Agent an acknowledgement in the form of the Acknowledgement delivered by the Issuer and the Guarantors on the date hereof.

8.24. Intercreditor Agreements. Each party hereto agrees that the Senior Lenders (as among themselves) and the Second Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the applicable First Lien Agent or Second Priority Agent governing the rights, benefits and privileges as among the Senior Lenders or the Second Priority Secured Parties, as the case may be, in respect of the Common Collateral, this Agreement and the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement and the provisions of this Agreement shall remain in full force and effect in accordance with the terms hereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof).

SECTION 9. Common Collateral Agent.

9.1. Appointment and Authority.

(a) Each of the Senior Lenders and the Second Priority Secured Parties by accepting the benefits hereof and of the German Security Documents hereby irrevocably appoints the Credit Agreement Agent to act on its behalf as the Common Collateral Agent hereunder and under the German Security Documents and authorizes the Common Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Common Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Common Collateral Agent shall be exempted from the restrictions on representing several persons and self-dealing set forth in Section 181 of the German Civil Code. A German Secured Party that is barred by its constitutional documents or by-laws from granting such exemption shall notify the Security Trustee accordingly.

(b) The Common Collateral Agent shall act as the “collateral agent” under the German Security Documents, and each of the Senior Lenders and the Second Priority Secured Parties hereby irrevocably appoints and authorizes the Common Collateral Agent to act as the agent of such Senior Lenders and Second Priority Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted under the German Security Documents to secure any of the obligations under Common Secured Documents, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Common Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Common Collateral Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the German Security Documents, or for exercising any rights and remedies thereunder at the direction of the Common Collateral Agent, shall be entitled to the benefits of all provisions of this Section 9.1.

(c) The Common Collateral Agent shall:

(A) hold and administer any Lien on the Collateral granted under the German Security Documents which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht-akzessorische Sicherheit) to it as trustee (treuhänderisch) for the benefit of the German Secured Parties; and

(B) administer any Lien on the Collateral granted under the German Security Documents which is pledged (Verpfändung) or otherwise transferred to any German Secured Party under an accessory security right (akzessorische Sicherheit) as agent.

(d) Each German Secured Party hereby authorizes the Common Collateral Agent (whether or not by or through employees or agents):

(A) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Common Collateral Agent under the German Security Documents together with such powers and discretions as are reasonably incidental thereto;

(B) to take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Documents; and

(C) to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such German Secured Party in connection with the German Security Documents and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Security Document which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such Lien.

(e) Each German Secured Party hereby ratifies and approves all acts and declarations previously done by the Common Collateral Agent on such German Secured Party’s behalf (including for the avoidance of doubt the declarations made by the Common Collateral Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any German Secured Party as future pledgee or otherwise).

9.2. Rights as a Senior Lender. The Person serving as the Common Collateral Agent hereunder shall have the same rights and powers in its capacity as a Senior Lender as any other Senior Lender and may exercise the same as though it were not the Common Collateral Agent and the term “Senior Lender” or “Senior Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Common Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Common Collateral Agent hereunder and without any duty to account therefor to the Senior Lenders.

9.3. Exculpatory Provisions. The Common Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the German Security Documents. Without limiting the generality of the foregoing, the Common Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Indenture Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the German Security Documents that the Common Collateral Agent is required to exercise as directed in writing, until the Discharge of the Senior Lender Claims by the Required Lenders and by the Trustee or the Majority Noteholders thereafter, provided that the Common Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Common Collateral Agent to liability or that is contrary to any German Security Documents or applicable law;

(c) shall not, except as expressly set forth herein and in the German Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the German Grantors or any of their Affiliates that is communicated to or obtained by the Person serving as the Common Collateral Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of, until the Discharge of the Senior Lender Claims, the Required Lenders, and the Trustee or the Majority Noteholders thereafter, or (ii) in the absence of its own gross negligence or willful misconduct; provided that the Common Collateral Agent shall be deemed not to have knowledge of any Default or Indenture Default unless and until notice describing such Default or Indenture Default is given to the Common Collateral Agent by the Borrower, a Senior Lender, a German Grantor, the Trustee or a holder of Notes;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Common Secured Documents, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection with such Common Secured Documents, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Indenture Default, (iv) the validity, enforceability, effectiveness or genuineness of any Common Secured Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the German Security Documents or (v) the value or the sufficiency of any Collateral.

9.4. Reliance by Common Collateral Agent. The Common Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Common Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the Grantors, and shall not incur any liability for relying thereon. The Common Collateral Agent may consult with legal counsel (who may be counsel for the Borrower or any Grantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5. Delegation of Duties. The Common Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any German Security Document by or through any one or more sub-agents appointed by the Common Collateral Agent. The Common Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this clause shall apply to any such sub-agent and to the Related Parties of the Common Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Common Collateral Agent.

9.6. Resignation of Common Collateral Agent. The Common Collateral Agent may resign at any time upon 30 days’ notice to the Senior Lenders, the Trustee, the German Grantors and the Borrower, subject to the appointment of a successor. If the Common Collateral Agent (or an Affiliate thereof) becomes a Defaulting Lender and is not performing its role as Common Collateral Agent, the Common Collateral Agent may be removed as the Common Collateral Agent at the request of the Borrower, the German Grantors or, until the Discharge of Senior Lender Claims, the Required Lenders and the Trustee or the Majority Noteholders thereafter upon 10 days’ notice to the Common Collateral Agent, subject to the appointment of a successor. Upon receipt of any such notice of resignation or upon such removal, until the Discharge of Senior Lender Claims, the Required Lenders and the Trustee or the Majority Noteholders thereafter shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed if such successor is a commercial bank with a combined capital and surplus of at least $1.0 billion) (provided that, until the Discharge of Senior Lender Claims, no consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i)(ii) of the Credit Agreement (a “Specified Credit Agreement Default”) or Section 6.01(a), (b), (e)(ii) and (f) of the Indenture (a “Specified Indenture Default”) thereafter has occurred and is continuing), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders or the Trustee or Majority Noteholders, as applicable, and shall have accepted such appointment within 30 days after the retiring Common Collateral Agent gives notice of its resignation, then the retiring Common Collateral Agent may on behalf of the Senior Lenders and the Second Priority Secured Parties (and with the consent of the Borrower, unless Specified Credit Agreement Default or Specified Indenture Default (as applicable) has occurred and is continuing), appoint a successor Common Collateral Agent, which shall be an Approved Bank with an office in the United States, or any Affiliate of any such Approved Bank. If the Discharge of Senior Lender Claims has not occurred and no such successor shall have been so appointed by the Required Lenders or by the retiring Common Collateral Agent and shall have accepted such appointment prior to the effectiveness of the resignation of the Common Collateral Agent, then the Trustee or the Majority Noteholders may on behalf of the Senior Lenders and the Second Priority Secured Parties (and with the consent of the Borrower, unless a Specified Indenture Default has occurred and is continuing), appoint a successor Common Collateral Agent, which shall be an Approved Bank with an office in the United States, or any Affiliate of any such Approved Bank. Upon the acceptance of a successor’s appointment as Common Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Common Collateral Agent, and the retiring Common Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the German Security Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Common Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Common Collateral Agent’s resignation hereunder and under the German Security Documents, the provisions of this Section shall continue in effect for the benefit of such retiring Common Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Common Collateral Agent was acting as Common Collateral Agent. The parties agree to promptly execute such modifications to the German Security Documents as shall be necessary to give effect to this Section 9.6.

9.7. Common Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any German Grantor, the Common Collateral Agent shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal, interest and all other obligations that are owing and unpaid under the Common Secured Documents and to file such other documents as may be necessary or advisable in order to have the claims of the Senior Lenders, the Second Priority Secured Parties and the Common Collateral Agent under the Common Secured Documents and the claims of the Common Collateral Agent under Section 9.11 of this Agreement (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Lenders, the Second Priority Secured Parties and the Common Collateral Agent and their respective agents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Senior Lender and the Second Priority Secured Parties to make such payments to the Common Collateral Agent and, if the Common Collateral Agent shall consent to the making of such payments directly to the Senior Lenders and the Second Priority Secured Parties, to pay to the Common Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Common Collateral Agent and its agents and counsel.

Nothing contained herein shall be deemed to authorize the Common Collateral Agent to authorize or consent to or accept or adopt on behalf of any Senior Lender or the Second Priority Secured Parties any plan of reorganization, arrangement, adjustment or composition affecting the obligations under the Common Secured Documents or the rights of any Senior Lender or the Second Priority Secured Parties to authorize the Common Collateral Agent to vote in respect of the claim of any Senior Lender or the Second Priority Secured Parties or in any such proceeding.

9.8. No Waiver; Cumulative Remedies; Enforcement. No failure by the Common Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any German Security Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each Common Secured Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Germany Security Document, the authority to enforce rights and remedies under the German Security Documents against the German Grantors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Common Collateral Agent in accordance with this clause for its own benefit; provided, however, that the foregoing shall not prohibit the Common Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Common Collateral Agent) hereunder and under the German Security Documents and provided, further, that if at any time there is no Person acting as Common Collateral Agent hereunder and under the German Security Documents, then (i) the Required Lenders (until the Discharge of the Senior Lenders claims and the Trustee thereafter) shall have the rights otherwise ascribed to the Common Collateral Agent pursuant to this clause.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CITIBANK, N.A.,
as Credit Agreement Agent

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Director & Vice President

Address:

Attention:
Telecopier:

CITIBANK, N.A., not in its individual capacity, but solely as Common Collateral Agent

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Director & Vice President

Address:

Attention:
Telecopier:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee and Second Priority Collateral Agent

By:	/s/ Joseph P O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

Address:	246 Goose Lane, Suite 105

Guilford, CT 06437

Attention:	Joseph P. O’Donnell
Telecopier:	203-453-1183

For the avoidance of doubt and notwithstanding any other provision herein, this Agreement imposes no obligation or duty, expressed or implied, on the First Lien Sub-Agent and Second Lien Sub-Agent.

Acknowledged, without obligation or duty, by:

CITIBANK INTERNATIONAL PLC, not in its individual capacity, but solely as First Lien Sub-Agent and Second Lien Sub-Agent

By:	/s/ Viola Japaul
Name: Viola Japaul
Title: Delegated Signatory

Address:

Attention:

Telecopier:

Acknowledgement of Intercreditor Agreement

The Issuer and each other Grantor have read the foregoing Agreement and consent thereto. The Issuer and each other Grantor agree not to take any action that would be contrary to the provisions of the foregoing Agreement and agree that, except as otherwise provided therein, including with respect to those provisions of which the Issuer and each Grantor are intended third party beneficiaries, no Second Priority Agent, First Lien Agent, Senior Lender or Second Priority Secured Party shall have any liability to the Issuer or any Grantor for acting in accordance with the provisions of the foregoing Agreement. The Issuer and each Grantor understand that they are not intended beneficiaries or third party beneficiaries of the foregoing Agreement except that it is an intended beneficiary and third party beneficiary thereof with the right and power to enforce with respect to Sections 5.1, 5.2, 5.3(b), 8.3, 8.16, 8.19 and 8.22 and Article VII thereof and as otherwise provided therein. The Issuer and each Grantor agree to be bound by Section 8.22 of the foregoing Agreement to the extent applicable to each of them.

Notwithstanding anything to the contrary in the foregoing Agreement or provided herein, each of the undersigned and each party to the foregoing Agreement agree, on behalf of itself and in its capacity as agent under the foregoing Agreement, that (i) the Issuer and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the foregoing Agreement except to the extent any such amendment, modification or waiver increases the obligations or reduces the rights of the Issuer or any other Grantor (in which case the Issuer shall have the right to consent to or approve any such amendment, modification or waiver) and (ii) upon the Issuer’s request in connection with a designation of additional obligations as Other First Priority Lien Obligations or Future Second Lien Indebtedness, any First Lien Agent and/or any Second Priority Agent shall enter into such supplemental agreements (which may each take the form of an amendment, an amendment and restatement or a supplement of the foregoing Agreement) to facilitate the designation of such additional obligations as contemplated by Section 8.22 of the foregoing Agreement as the Issuer may request.

Without limitation of the foregoing, the undersigned agree, at the Issuer’s expense, to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as any of the Issuer, the Credit Agreement Agent, the Trustee or any other First Lien Agent or Second Priority Agent may reasonably request to effectuate the terms of the foregoing Agreement.

For the purposes hereof, the address of the Issuer and each other Grantor shall be as set forth in the schedules to the Credit Agreement.

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TAMINCO GLOBAL CHEMICAL CORPORATION

By:	/s/ Laurent Lenoir

Name: Laurent Lenoir
Title: Chief Executive Officer

TAMINCO INTERMEDIATE CORPORATION

By:	/s/ Laurent Lenoir

Name: Laurent Lenoir
Title: Chief Executive Officer

TAMINCO GROUP HOLDINGS S.À R.L.

By:	/s/ Kurt Decat

Name: Kurt Decat
Title: Manager

TAMINCO INC.

By:	/s/ Geoff Ingham

Name: Geoff Ingham
Title: President

TAMINCO GROUP NV

By:	/s/ Kurt Decat

Name: Kurt Decat
Title: Director

TAMINCO NV

By:	/s/ Kurt Decat

Name: Kurt Decat
Title: Director

TAMINCO NORTH BVBA

By:	/s/ Pol Vanderhaeghen

Name: Pol Vanderhaeghen
Title: Director

TAMINCO GERMANY GMBH

By:	/s/ Roel Frère

Name: Roel Frère
Title: Geschäftsführer

Acknowledged and Agreed:

CITIBANK, N.A., as Credit Agreement Agent and Common Collateral Agent

By:	/s/ Kirkwood Roland

Name: Kirkwood Roland
Title: Director & Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee and Second Priority Collateral Agent

By:	/s/ Joseph P. O’Donnell

Name: Joseph P. O’Donnell
Title: Vice President